UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2003

Aspect Communications Corporation

(Exact name of registrant as specified in its charter)

0-18391
(Commission File Number)

California	94-2974062
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1320 Ridder Park Drive
San Jose, CA 95131
(Address of principal executive offices, with zip code)

(408) 325-2200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits.

          99.1 Aspect Communications Corporation’s August 2003 Presentation.

Item 12. Results of Operations and Financial Conditions.

The information provided herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On July 31, 2003, the Company will begin to present the Aspect Communications Corporation’s August 2003 Presentation in connection with a Company roadshow. A copy of the August 2003 Presentation is attached as Exhibit 99.1 hereto and incorporated into this Form 8-K by reference. The August 2003 Presentation includes a discussion of the Company’s historical operating results using various non-GAAP financial measures, including (i) gross margin excluding the write-off of intangible assets, operating expenses and operating income, each excluding restructuring charges and the write-off of intangible assets and (ii) EBITDA. A “non-GAAP financial measure” is defined as a numerical measure of a company’s performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). Pursuant to the requirements of Regulation G, the Company has included a reconciliation of all non-GAAP financial measures in the August 2003 Presentation, and has posted this information on the Company’s website at http://www.aspect.com/ir/index.cfm.

Management of the Company uses each of gross margin excluding the write-off of intangible assets, operating expenses and operating income excluding restructuring charges and the write-off of intangible assets, and EBITDA in monitoring and evaluating the Company’s ongoing financial results and trends excluding these items. Management believes this information is also useful for investors because the restructuring charges and the write-off of intangible assets are unusual due to their nature, size and infrequency. As a result, management believes a review of financial results excluding these items provides an important insight into the Company’s operating results and trends. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the Company’s financial results prepared in accordance with GAAP.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aspect Communications Corporation

Date: July 30, 2003	By:	/s/ Beatriz V. Infante

Beatriz V. Infante,
Chairman, President, and Chief Executive Officer

ASPECT COMMUNICATIONS CORPORATION
INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Aspect Communications Corporation’s August 2003 Presentation.